EXHIBIT 5

FREDRIKSON & BYRON, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota  55402-1425

Telephone:  (612) 492-7000
Facsimile:  (612) 492-7077

February 3, 2005

Waters Instruments, Inc.

13705 26th Avenue North, Suite 102

Minneapolis, Minnesota  55441

Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

We are acting as corporate counsel to Waters Instruments, Inc. (the “Company”) in connection with the original registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) of options and 550,000 shares (the “Shares”) of Common Stock issuable pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

1.                                       The Company’s Articles of Incorporation, as amended.

2.                                       The Company’s Bylaws, as amended.

3.                                       Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plan.

4.                                       The Plan.

5.                                       The Registration Statement.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

1.                                       The Shares are validly authorized by the Company’s Articles of Incorporation, as amended.

2.                                       Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By	/s/ John A. Grimstad
John A. Grimstad